EXHIBIT NO. 23


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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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SLS INTERNATIONAL, INC. (formerly known as Sound and Lighting Specialist, Inc.)

We hereby consent to use in this Registration Statement on Form SB-2 of our report dated January 21, 2000 except for Note 11 which is dated July 25, 2000, relating to the audit of the December 31, 1999 balance sheet and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period ended December 31, 1999 of SLS International, Inc. (formerly known as Sound and Lighting Specialist, Inc.).

WEAVER & MARTIN, LLC

/s/ Weaver & Martin LLC

Kansas City, Missouri
August 9, 2000








                                    Certified Public Accountants & Consultants
                                    801 West 47th St., Suite 208
                                    Kansas City, Missouri  64112
                                    Phone: (816) 756-5525
                                    Fax: (816) 756-2252














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